                                                                   Exhibit 10(k)

                                FERRO CORPORATION
                  EXECUTIVE EMPLOYEE DEFERRED COMPENSATION PLAN

              (As Amended and Restated Effective February 9, 2001)


                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE

               1.1 ESTABLISHMENT. Ferro Corporation, an Ohio corporation ("Ferro") established effective as of January 1, 1998, a deferred compensation plan for certain of its executive employees known as the Ferro Corporation Executive Employee Deferred Compensation Plan (the "Plan"). The Plan was thereafter amended by a First Amendment effective as of January 1, 1999 (the "First Amendment"), and by a Second Amendment effective as of February 9, 2001 (the "Second Amendment"). The Second Amendment changed the name of the Plan to Ferro Corporation Executive Employee Deferred Compensation Plan. This Plan document incorporates the First Amendment and the Second Amendment.

               1.2 PURPOSE. The purpose of the Plan is to provide certain executive employees of Ferro with the opportunity to voluntarily defer (i) all or a portion of their annual incentive cash bonus awards they otherwise would receive under the Incentive Bonus Plan for services performed for Ferro and/or
(ii) up to seventy-five percent (75%) of their Base Annual Salary, and/or (iii) all or a portion of any award to such executive employees under the Performance Share Plan.. The Plan is intended to be a "top-hat" plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


                                   ARTICLE II
                                   DEFINITIONS

               Whenever the following initially capitalized words and phrases are used in this Plan, they shall have the meanings specified below unless the context clearly indicates otherwise:

                  2.1 "BASE ANNUAL SALARY" shall mean the regular annual salary payable to an Executive Employee excluding bonuses, commissions, incentive compensation, any extraordinary compensation of a recurring or nonrecurring nature, compensation paid in a form other than cash, and contributions, accruals, or benefits under this Plan or under any Ferro employee benefit plan.


                  2.2 "BENEFICIARY" shall mean such person or legal entity as may be designed by a Participant under Section 7.1 to receive benefits hereunder after such Participant's death.

                  2.3 "BOARD" and "BOARD OF DIRECTORS" shall mean the Board of Directors of Ferro, as constituted from time to time.

                  2.4 "BONUS" shall mean any annual incentive cash bonus payable by Ferro to a Participant under the Incentive Bonus Plan with respect to the Participant's services during a given fiscal year of Ferro, and shall be deemed earned only upon award by Ferro.


                  2.5 "CHANGE IN CONTROL" shall mean a change in the control of Ferro of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred if and at such times as (i) any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of Ferro representing twenty-five percent (25%) or more of the combined voting power of Ferro's then outstanding voting securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Ferro and any new director (other than a director designated by a person who has entered into an agreement or arrangement with Ferro to effect a transaction described in clause (i) or
(iii) of this sentence) whose appointment, election, or nomination for election by Ferro's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of Ferro; or (iii) there is consummated a merger or consolidation of Ferro or a subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of Ferro outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either Ferro or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or (iv) there is consummated the sale or disposition by Ferro of all or substantially all Ferro's assets.

                  2.6 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  2.7 "COMMITTEE" shall mean a committee of one or more individuals designated by the Compensation and Organization Committee of the Board to administer the Plan pursuant to the terms hereof.

                  2.8 "DEFERRED COMPENSATION" shall mean that portion of the Participant's annual Bonus and/or Award and/or Base Annual Salary which the Participant voluntarily and irrevocably elects to defer pursuant to Section 4.1 of this Plan in accordance with a Deferred Compensation Agreement.

                  2.9 "DEFERRED COMPENSATION ACCOUNT" shall mean the recordkeeping account established by Ferro for each Participant to which a Participant's Deferred Compensation is credited and from which distributions to the Participant or to his or her Beneficiary are debited.

                  2.10 "DEFERRED COMPENSATION AGREEMENT" shall mean a document (or documents) as provided from time to time by Ferro or the Committee pursuant to which an Executive Employee voluntarily enrolls as a Participant and irrevocably elects to defer all or a portion of his or her annual Bonus and/or his or her Award and/or up to seventy-five percent (75%) of his or her Base Annual Salary pursuant to Section 4.1 of this Plan.

                  2.11 "DISABILITY" shall mean a disability qualifying for benefits payable to Participant under Ferro's long-term disability plan.

                  2.12 "EXECUTIVE EMPLOYEE" shall mean an individual who is employed by Ferro, and who is a management employee in Grades 22 and higher in Ferro's Executive Payroll Group, and who participates in the Incentive Bonus Plan.

                  2.13 "FINANCIAL HARDSHIP" shall mean a severe financial hardship and unexpected need for cash resulting from a sudden and unexpected illness or accident of the Participant, or of a dependent (within the meaning of Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or such other similar extraordinary and unforeseeable circumstances or emergencies arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

                  2.14 "INCENTIVE BONUS PLAN" shall mean Ferro's Annual Incentive Compensation Plan as the same may be modified from time to time.

                  2.15 "PARTICIPANT" shall mean an Executive Employee (i) who is selected by the Committee to participate in the Plan, as evidenced by the Committee's execution of a Deferred Compensation Agreement, (ii) who elects to participate in the Plan and defer all or a portion of his or her Bonus and/or all or a portion of his or her Award and/or up to seventy-five percent (75%) of his or her Base Annual Salary pursuant to a signed Deferred Compensation Agreement, (iii) who has amounts credited under a Deferred Compensation Account, and (iv) whose participation in the Plan has not terminated.

                  2.16 "PLAN YEAR" shall mean the twelve consecutive month calendar year beginning each January 1, and ending each December 31.

                  2.17 "RETIREMENT" shall mean termination of employment with Ferro on or after becoming eligible for an Early Retirement Benefit under the Ferro Corporation Retirement Plan.

                  2.18 "VALUATION DATE" shall mean the last day of each Plan Year and any other date that Ferro, in its sole discretion, designates from time to time.


                                   ARTICLE III
                      PARTICIPATION BY EXECUTIVE EMPLOYEES

                  3.1 PARTICIPATION. Participation in this Plan is limited to Executive Employees selected by the Committee. An Executive Employee shall become a Participant in the Plan as of the first day of a Plan Year upon selection by the Committee and upon the execution by the Committee and such Executive Employee of a Deferred Compensation Agreement pursuant to Section 4.1 hereof.

                  3.2 CESSATION OF PARTICIPATION. A Participant who (i) separates from service with Ferro, or (ii) ceases to be an Executive Employee shall immediately thereupon cease active participation in this Plan.

                  3.3 TRANSFER OR CASH-OUT OF INELIGIBLE EMPLOYEE. This Plan is intended to be an unfunded "top hat" plan, maintained primarily for purposes of providing deferred compensation for a select group of management or highly compensated employees. Accordingly, if the Committee determines that any Participant does not qualify as a member of such select group, the Committee, in the Committee's sole discretion, may either (i) terminate such Participant's participation in the Plan, terminate the Participant's Deferred Compensation Agreement, and immediately pay such Participant an amount of cash equal to one hundred percent (100%) of the amount credited to such Participant's Deferred Compensation Account, or (ii) terminate such Participant's participation in the Plan, terminate the Participant's Deferred Compensation Agreement, and cancel such Participant's Deferred Compensation Account and immediately credit the amount credited to such canceled Deferred Compensation Account to a new account under Ferro's Incentive Employee Deferred Compensation Plan.


                                   ARTICLE IV
                                ANNUAL DEFERRALS


                  4.1 ANNUAL DEFERRAL ELECTION. No later than March 31 of each Plan Year, each Executive Employee who is selected by the Committee to participate in the Plan may irrevocably elect, by completing and executing a Deferred Compensation Agreement and delivering it to the Committee, to defer (i) any portion up to one hundred percent (100%) of his or her Bonus to be earned for such year, and/or (ii) any portion up to one hundred percent (100%) of his or her award under Ferro's Performance Share Plan (the "Award") with respect to Awards for which the Performance Period (as defined in the Performance Share
Plan) began on January 1st of the Plan Year, and/or (iii) up to seventy-five percent (75%) of his or her Base Annual Salary to be earned for such year.

                  4.2 EFFECTIVE PERIOD. A Participant's deferral election under
Section 4.1 with respect to his or her Bonus and/or Award and/or Base Annual Salary shall be effective only for the Plan Year specified in the Deferred Compensation Agreement. A Participant must file a separate Deferred Compensation Agreement by March 31 of each subsequent Plan Year in order to make deferrals for such subsequent Plan Years.


                                    ARTICLE V
                                    ACCOUNTS

                  5.1 DEFERRED COMPENSATION ACCOUNTS RELATING TO PRE-1999 DEFERRED COMPENSATION ELECTIONS.

                  (A) Ferro shall establish and maintain a separate Deferred Compensation Account for each Participant who executed a Deferred Compensation Agreement pursuant to Section 4.1 prior to January 1, 1999. Each such Participant's Deferred Compensation pursuant to such Deferred Compensation Agreement shall be separately accounted for and credited with earnings pursuant to either Section 5.1(b) or Section 5.1(c) hereof, for recordkeeping purposes only, to his or her Deferred Compensation Account.

                  (B) Each such Participant's Deferred Compensation Account shall be credited annually with hypothetical earnings computed and determined by the Committee using a rate of interest equal to three hundred (300) basis points over the Ten-year Constant Treasury Maturity Yield as reported by the Federal Reserve Board. Notwithstanding the foregoing, if such Participant consents to Ferro's First Amendment to the Plan, Ferro shall compute hypothetical earnings and appreciation and depreciation allocable to a Participant's Deferred Compensation Account pursuant to Section 5.1(c) hereof.

                  (C) If such a Participant consents to Ferro's First Amendment to the Plan, Ferro shall deem all of such Participant's Deferred Compensation Account to be invested in shares of Ferro's common stock as of the date the Deferred Compensation would have been paid if not deferred. During the period that any part or all of a Participant's Deferred Compensation Account is deemed to be invested in shares of Ferro's common stock, such Deferred Compensation Account shall be deemed to receive all dividends (whether in the form of stock or cash) and stock splits which would be received with respect to such shares as if such investment had actually been made and such amounts shall be deemed to be reinvested in shares of Ferro common stock as of the date of receipt, and credit shall be made to the Participant's Deferred Compensation Account to reflect such deemed receipts and reinvestments. The Ferro common stock investments described above shall be deemed to have been made at a price equal to the closing sale price of Ferro common stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal) on the trading day immediately preceding the date as of which a deemed investment is made.

                  (D) A Participant's Deferred Compensation Account shall be solely for the purpose of measuring the amounts to be paid under the Plan. Ferro shall not fund, and shall not be required to fund or secure the Deferred Compensation Account in any way, and Ferro's obligation to Participants under this Plan shall be solely contractual. After the end of each Plan Year, Ferro shall furnish each Participant with a statement of the balance credited to the Participant's Deferred Compensation Account as of the last day of the preceding Plan Year.

                  5.2 DEFERRED COMPENSATION ACCOUNTS RELATING TO POST-1998 DEFERRED COMPENSATION ELECTION.

                  (A) Ferro shall establish and maintain a separate Deferred Compensation Account for each Participant who executes a Deferred Compensation Agreement pursuant to Section 4.1 after December 31, 1998. Each such Participant's Deferred Compensation pursuant to such Deferred Compensation Agreement shall be separately accounted for and credited by Ferro to the Participant's Deferred Compensation Account and shall in the proportions specified in such Deferred Compensation Agreement (i) be deemed to be invested in shares of Ferro's common stock ("Deemed Ferro Stock Investment") as of the date the Deferred Compensation would have been paid if not deferred; and/or (ii) be deemed invested in Treasury investments yielding a rate of interest equal to three hundred (300) basis points over the Ten-year Constant Treasury Maturity Yield as reported by the Federal Reserve Board ("Deemed Treasury Investment"). During the period that any part or all of a Participant's Deferred Compensation Account is deemed to be invested in the Deemed Ferro Stock

Investment, such Deferred Compensation Account shall be deemed to receive all dividends (whether in the form of stock or cash) and stock splits which would be received with respect to such shares as if such investment had actually been made and such amounts shall be deemed to be reinvested in shares of Ferro common stock as of the date of receipt, and credit shall be made to the Participant's Deferred Compensation Account to reflect such deemed receipts and reinvestments. The Deemed Ferro Stock Investments described above shall be deemed to have been made at a price equal to the closing sale price of Ferro common stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal) on the trading day immediately preceding the date as of which a deemed investment is made.

                  (B) Each Participant's Deferred Compensation Account shall, to the extent of its Deemed Ferro Stock Investment, be credited annually with hypothetical appreciation and depreciation and earnings computed and determined by the Committee using the value of Ferro common stock and dividends thereon; and, to the extent of its Deemed Treasury Investment credited annually with hypothetical earnings computed and determined by the Committee using a rate of interest equal to three hundred (300) basis points over the Ten-year Constant Treasury Maturity Yield as reported by the Federal Reserve Board.

                  (C) A Participant's Deferred Compensation Account shall be solely for the purpose of measuring the amounts to be paid under the Plan. Ferro shall not fund, and shall not be required to fund or secure the Deferred Compensation Account in any way, and Ferro's obligation to Participants under this Plan shall be solely contractual. After the end of each Plan Year, Ferro shall furnish each Participant with a statement of the balance credited to the Participant's Deferred Compensation Account as of the last day of the preceding Plan Year.


                                   ARTICLE VI
                                  DISTRIBUTIONS

                  6.1 IN GENERAL. Except as otherwise provided in this Article VI, the amount credited to a Participant's Deferred Compensation Account shall be payable to a Participant (or, in the case of Participant's death, the Participant's Beneficiary) as soon as practicable after the earlier of (i) the earlier the Participant's Retirement, death, Disability, or other termination of employment with Ferro for any reason, or (ii) the date elected by the Participant in such Deferred Compensation Agreement.

                  6.2 HARDSHIP DISTRIBUTIONS. At any time before payment in full of amounts credited to a Participant's Deferred Compensation Account, a Participant may submit a written request to the Committee for the distribution of all or a portion of the Participant's Deferred Compensation Account because of a Financial Hardship. In response thereto, the Committee shall have the authority to determine, in its sole discretion, that payments should be made in any manner the Committee deems appropriate, in whole or in part, on any other date or dates in order to alleviate a Financial Hardship of a Participant.

                  6.3 DISTRIBUTIONS TO INCOMPETENTS. If the Committee determines in its discretion that a payment under this Plan is to be made to a minor, a person declared incompetent or to a person incapable of handling his or her property, the Committee may direct such payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to making such payment. Any such payment shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

                  6.4 COURT ORDERED DISTRIBUTIONS. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's Deferred Compensation Account under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's Deferred Compensation Account under the Plan to that spouse or former spouse.

                  6.5 CHANGE IN CONTROL DISTRIBUTIONS. At the time a Participant completes his Deferred Compensation Agreement, the Participant may elect that, if a Change in Control occurs, the Participant (or, in the event of the Participant's death, his or her Beneficiary) shall receive a lump sum payment of the amount credited to the Participant's Deferred Compensation Account within thirty (30) days after the Change in Control. In the event such a distribution is so elected, such amount credited to the Participant's Deferred Compensation Account shall be determined as of the end of the calendar month immediately preceding the month in which the Change in Control occurs, such end of the calendar month being the Valuation Date for purposes of such distribution.

                  6.6 METHOD OF PAYMENT. Unless otherwise elected by a Participant in a Deferred Compensation Agreement, distributions with respect to the portion of a Participant's Deferred Compensation Account that reflect cash deferrals (or deemed deferrals of cash) shall be paid in cash in the form of either a single lump sum or a monthly annuity form of payment (based upon the amount credited to the Deferred Compensation Account of a Participant) as determined by the Committee. Distributions with respect to the portion of a Participant's Deferred Compensation Account that reflect its Deemed Ferro Stock Investment shall (unless otherwise determined by the Committee) be paid in a lump sum in the form of Ferro common stock.

                  6.7 VALUATION OF DISTRIBUTIONS. All distributions under this Plan shall be based upon the amount credited to a Participant's Deferred Compensation Account as of the Valuation Date immediately preceding the date of distribution. The amount of annuity payable to a Participant under Section 6.6 shall be determined by dividing the amount credited to the Participant's Deferred Compensation Account by the remaining number of annuity payments, including the current annuity payment, to be made on the basis of life expectancy(ies).


                                   ARTICLE VII
                                  BENEFICIARIES

               7.1 BENEFICIARY DESIGNATION. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by Ferro, and will be effective only when filed in writing with Ferro during the Participant's lifetime.

               7.2 NO BENEFICIARY DESIGNATION. In the absence of a valid Beneficiary designation, or if, at the time any Plan payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, Ferro shall pay any such Plan payment to the Participant's spouse, if then living, but otherwise to the Participant's estate. In determining the existence or identity of anyone entitled to receive a Plan payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, Ferro, in its sole discretion, may distribute such payment to the Participant's estate without liability for any taxes or other consequences which might flow therefrom, or may take such other action as Ferro deems to be appropriate.


                                  ARTICLE VIII
                       FUNDING AND PARTICIPANT'S INTEREST

               8.1 PLAN UNFUNDED. This Plan shall be unfunded and no trust or special deposit shall be created, or deemed to be created, by the Plan or Ferro. The crediting of amounts to each Participant's Deferred Compensation Account, as the case may be, shall be made through recordkeeping entries. No actual funds or shares of Ferro common stock shall be segregated, reserved, or otherwise set aside; provided, however, that nothing herein shall prevent Ferro from establishing one or more grantor trusts from which distributions due under this Plan may be paid in certain instances. All distributions shall be paid by Ferro from its general assets and a Participant or his or her Beneficiary shall have the rights of a general, unsecured creditor against Ferro for any distributions due hereunder. The Plan constitutes a mere promise by Ferro to make payments in the future.

               8.2. PARTICIPANT'S INTEREST IN PLAN. A Participant has an interest only in the cash value and the number of shares of Ferro common stock credited to his or her Deferred Compensation Account. A Participant has no rights or interests in any specific funds, stock or securities, except to the extent provided in Section 6.6 hereof.


                                   ARTICLE IX
                        ADMINISTRATION AND INTERPRETATION

                  9.1 ADMINISTRATION. The Plan shall be administered by the Committee which may delegate its duties to one or more employees of Ferro. The Committee has, to the extent appropriate and in addition to the powers described elsewhere in this Plan, full discretionary authority to construe and interpret the terms and provision of the Plan; to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be employees of Ferro; and to rely upon the information or opinions of legal counsel or experts selected to render advice with respect to the Plan, as it shall deem advisable, with respect to the administration of the Plan.

                  9.2 INTERPRETATION. The Committee may take any action, correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect or to carry out the Board's purposes in adopting the Plan. Any decision, interpretation or other action made or taken by the Committee arising out of or in connection with the Plan, shall be within the absolute discretion of the Committee, and shall be final, binding and conclusive on Ferro, and all Participants and Beneficiaries and their respective heirs, executors, administrators, successors and assigns. The Committee's determinations hereunder need not be uniform, and may be made selectively among Executive Employees, whether or not they are similarly situated.

                  9.3 RECORDS AND REPORTS. The Committee shall keep a record of proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under the Plan.

                  9.4 PAYMENT OF EXPENSES. Ferro shall bear all expenses incurred by it and by the Committee in administering this Plan.

                  9.5 INDEMNIFICATION FOR LIABILITY. Ferro shall indemnify the Committee, and the employees of Ferro to whom the Committee delegates duties under this Plan against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan.

                  9.6 CLAIMS PROCEDURE. If a claim for benefits or for participation under this Plan is denied in whole or in part, a Participant will receive written notification. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure. If the Committee fails to respond within 90 days, the claim is treated as denied.

                  9.7 REVIEW PROCEDURE. Within 60 days after the claim is denied or, if the claim is deemed denied, within 150 days after the claim is filed, a Participant (or his duly authorized representative) may file a written request with the Committee for a review of his denied claim. The Participant may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Committee. The Committee will notify the Participant of its final decision in writing. In its response, the Committee will explain the reason for the decision, with specific references to pertinent Plan provisions on which the decision was annual based. If the Committee fails to respond to the request for review within 60 days, the claim is treated as denied.


                                    ARTICLE X
                            AMENDMENT AND TERMINATION

                  10.1 IN GENERAL. Subject to Section 10.2 hereof, Ferro may at any time amend or terminate any or all of the provisions of the Plan, subject to the following limitations:

                  (a) The amendment will not be effective unless the Plan will continue to operate for the exclusive benefit of employees.

                  (b) The amendment or termination will not adversely affect the right of any Participant or Beneficiary to a payment under the Plan on the basis of amounts allocated to the Participant's Deferred Compensation Account.

                  If the Plan is discontinued with respect to future deferrals, amounts credited to Participants' Deferred Compensation Accounts shall be distributed in accordance with Article VI. If the Plan is completely terminated, each Participant shall receive distribution of amounts credited to his or her entire Deferred Compensation Account in (i) a single lump sum cash payment (with respect to the portion of the Deferred Compensation Account reflecting cash deferrals or deemed deferrals of cash dividends) and (ii) a single distribution of shares of Common Stock (with respect to the portion of the Deferred Compensation Account reflecting deferrals of Common Stock) as of the date of the Plan termination designated by the Board.

                  10.2 TERMINATION AFTER CHANGE IN CONTROL. Notwithstanding the foregoing, Ferro shall not amend or terminate the Plan without the prior written consent of all Participants for a period of two (2) calendar years following a Change in Control.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

                  11.1 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES AND INABILITY TO LOCATE. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his last post office address as shown on Ferro's or the Committee's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. Neither Ferro nor the Committee shall be obliged to search for any Participant or Beneficiary beyond the sending of a certified or registered mail letter to such last known address. If Ferro or the Committee notifies any Participant or Beneficiary that he is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his location known to Ferro or the Committee within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to Ferro or the Committee, Ferro or the Committee may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as Ferro or the Committee, in its sole discretion, determines. If the location of none of the foregoing persons can be determined, Ferro or the Committee shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed earnings in the interim, shall be paid by Ferro if a claim for the payment subsequently is made by the Participant or the Beneficiary to whom it was payable. If a distribution payable to a Participant or Beneficiary that cannot be located is subject to escheat pursuant to applicable state law, neither Ferro nor the Committee shall be liable to any person for any payment made in accordance with such law.

                  11.2 RIGHT OF FERRO TO TAKE EMPLOYMENT ACTIONS. The adoption and maintenance of this Plan shall not be deemed to constitute a contract between Ferro and any Executive Employee, or to be a consideration for, or an inducement or condition of, the employment of any Executive Employee. Nothing herein contained, or any action taken hereunder, shall be deemed to give an

Executive Employee the right to be retained in the employ of Ferro or to interfere with the right of Ferro to discipline or discharge an Executive Employee at any time, nor shall it be deemed to give to Ferro the right to require the Executive Employee to remain in its employ, nor shall it interfere with any rights of the Executive Employee's to terminate his or her employment at any time.


                  11.3 NO ALIENATION OF ASSIGNMENT OF BENEFITS. A Participant's rights and interest under the Plan shall not be assigned or transferred, either voluntarily or by operation of law or otherwise, except as otherwise provided herein, and the Participant's rights to payments under the Plan shall not be subject to alienation, attachment, execution, levy, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of a Beneficiary.

                  11.4 RIGHT TO WITHHOLD. To the extent required by law in effect at the time a distribution is made from the Plan, Ferro or its agents shall have the right to withhold or deduct from any distributions or payments any taxes required to be withheld by federal, state or local governments.

                  11.5 CONSTRUCTION. All legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of Ohio, to the extent such laws are not superseded by ERISA, or any other federal law.

                  11.6 HEADINGS. The headings of the Articles and Sections of this Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

                  11.7 NUMBER AND GENDER. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and references to the male gender shall be construed as applicable to the female gender where applicable, and vice versa.

                  11.8 AGENT FOR LEGAL PROCESS. Ferro shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until Ferro designates some other person as such agent.


                  IN WITNESS WHEREOF, Ferro has executed this amended and restated Plan document effective as of February 9, 2001.


                                             FERRO CORPORATION
                                             1000 Lakeside Avenue
                                             Cleveland, Ohio 44114-1183


                                             By:
                                                 ------------------------------

                                             Title:
                                                    ---------------------------